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Ex-10.52
Recruiting Agreement between the Company and Jack King


                                  EXHIBIT 10.52


April 26, 1999


Mr. Jack King
Southcourt, Ltd.
Irvine, CA 92602

RE: TELEGEN RECRUITMENT

Dear Jack,

Pursuant to our earlier conversations, Telegen Corporation is prepared to compensate you as provided in this letter for your assistance in recruiting senior management for the Company. Should Telegen hire an individual for a senior management positions who was introduced to the Company by you, the Company will pay you a finder's fee equal to five percent (5%) of the first year's gross cash compensation. This finder's fee would be paid to you in the form of post-reorganization Telegen common stock, the amount to be calculated based upon the price of the common stock sold in our next offering and payable upon confirmation of our Plan of Reorganization.

Thanks for again for your assistance.

Best regards,

/S/ JESSICA L STEVENS

Jessica L. Stevens
President/CEO



AGREED:

   /S/ JACK KING
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